Exhibit 99.1
Armstrong Energy, Inc. Announces Results for the
Quarter Ended June 30, 2016

•	Second quarter 2016 revenue totaled $60.3 million on 1.4 million tons sold with year-to-date revenue of $120.8 million on 2.8 million tons sold.

•	Adjusted EBITDA was $7.1 million in the second quarter and $11.5 million year-to-date

•	Available liquidity totaled $67.2 million at June 30, 2016.
St. Louis, August 11, 2016 / PR Newswire / - Armstrong Energy, Inc. (“Armstrong” or “we”) today reported results for both the three and six month periods ended June 30, 2016. The following table highlights the key financial metrics for the periods.

	Three months Ended June 30,		Six months Ended June 30,
	2016	2015	2016	2015
	(in thousands, except per ton amounts)
Tons of Coal Sold	1,414	2,039	2,838	4,005
Revenue	$60,309	$93,139	$120,753	$189,474
Adjusted EBITDA (1)	$7,081	$23,548	$11,514	$36,668
Average Sales Price per Ton	$42.65	$45.68	$42.55	$47.31
Cost of Coal Sales per Ton (2)	$35.81	$34.41	$36.40	$37.20
Adjusted EBITDA(1) per ton	$5.01	$11.55	$4.06	$9.16

1  Non-GAAP measure; please see definition and reconciliation below.
2 Includes revenue-based production taxes and royalties; excludes depreciation, depletion, and amortization;
asset retirement obligation expenses; and general and administrative costs.
Revenue from coal sales of $60.3 million and $120.8 million for the three and six months ended June 30, 2016, respectively, are 35.2% and 36.3% lower than the comparable periods of the prior year primarily attributable to an unfavorable volume variance. The volume variance experienced for the three and six months ended June 30, 2016 of $28.5 million and $55.2 million, respectively, is due to a decline in customer demand resulting in lower contracted amounts in the current year. In addition, we experienced an unfavorable price variance of $4.3 million and $13.5 million for the three and six months ended June 30, 2016, respectively, driven primarily by the renewal of sales contracts at less favorable prices, as well as unfavorable transportation adjustments included as a component of the price in certain of our long-term coal supply agreements as a result of declining diesel prices.
Costs of coal sales of $50.6 million and $103.3 million for the three and six months ended June 30, 2016, respectively, are 27.8% and 30.7% lower than the comparable periods of the prior year due to both the decrease in volume and improved operating efficiency. On a per ton basis, cost of coal sales for the three and six months ended June 30, 2016 totaled $35.81 and $36.40, respectively, which represents an increase of $1.40 and a decrease of $0.80 per ton, as compared to the same periods in 2015. The increase in the cost of coal sales per ton for the three months ended June 30, 2016, as compared to the same period of 2015, is due to higher labor and benefits costs, as a higher portion of our operations are shifting underground, which is more labor intensive, partially offset by lower diesel fuel costs and lower blasting costs at our surface operations due to a higher amount of unconsolidated overburden. The decrease in the cost of coal sales per ton for the six months ended June 30, 2016, as compared to the same period of 2016, is due to the closure of our Lewis Creek underground mine in the first quarter of 2015, as this was a high cost operation due to the poor geological conditions of the mine, lower repair and maintenance costs at our underground mines, lower diesel fuel costs, and lower blasting costs at our surface operations due to a higher amount of unconsolidated overburden.

Asset impairment charges totaled $3.4 million for the three and six month periods ended June 30, 2016, as compared to zero for the same periods of 2015. The current year non-cash charge related to certain advance royalties that could no longer be recouped.
General and administrative expenses were $2.9 million and $6.4 million for the three and six months ended June 30, 2016, which were $1.4 million and $2.5 million and lower than the comparable periods in 2015. The decrease is due primarily to lower labor and benefits expense, legal and other professional services and insurance costs.
Net loss for the three and six month periods ended June 30, 2016 totaled $15.0 million and $28.4 million, respectively, as compared to net income of $0.9 million and net loss of $14.4 million for the three and six month periods ended June 30, 2015, respectively. The change in net loss is due to a decline in gross margin, as well as the impairment charge recognized during the second quarter of 2016, partially offset by lower depreciation, depletion, and amortization expense and general and administrative expenses.
Adjusted EBITDA of $7.1 million and $11.5 million for the three and six month periods ended June 30, 2016, respectively, are 69.9% and 68.6% lower than the comparable periods of the prior year. The decrease in Adjusted EBITDA for the six months ended June 30, 2016 resulted primarily from a decline in gross margin resulting from lower sales volume and average pricing, as compared to the same period of 2015, and the refund in the second quarter of 2015 of certain previously paid Kentucky sales and use taxes, partially offset by lower general and administrative expenses, exclusive of stock compensation expense, experienced during the year.
Liquidity
The principal indicators of our liquidity are our cash on hand and availability under our revolving credit facility. As of June 30, 2016, our available liquidity was $67.2 million, comprised of cash on hand of $52.9 million and $14.3 million available under our revolving credit facility. Based on current assumptions, we believe that existing cash balances, cash generated from operations and borrowing capacity available under our asset-based revolving credit facility will be sufficient to meet working capital requirements, anticipated capital expenditures and debt service requirements in 2016.
As a result of the weak market conditions and depressed coal prices, we have undertaken steps to adequately preserve our liquidity and manage operating costs, including efficiently controlling capital expenditures. During 2015, we began initiatives to enhance our financial flexibility and reduce cash outflows in the near term, including a streamlining of our cost structure and reductions in production volumes and capital expenditures. During the second quarter of 2016, Armstrong’s board of directors authorized an exploration of strategic alternatives aimed at strengthening its balance sheet and improving its long-term capital structure. Armstrong has retained MAEVA Group, LLC as its financial adviser and Kirkland & Ellis LLP as its legal adviser to assist the board of directors and management with the strategic review process. Armstrong does not expect to comment further or update the market with any additional information on the process unless and until its board of directors deems disclosure appropriate or necessary. There is no assurance that this exploration will result in any strategic alternatives being announced or executed.
Short-term Outlook
As a result of continued weakness in the U.S. thermal coal markets, Armstrong has continued to evaluate its operations and rationalize production to meet the current demand levels, as necessary. On April 22, 2016, Worker Adjustment and Retraining Notification (WARN) Act notices were delivered to employees of one of our mining operations and related preparation plant in anticipation of closing the Parkway underground mine during the second quarter. The decision has been made to continue mining through the fourth quarter of 2016, at which time the mine will be closed as all economically recoverable coal will be depleted.
As of June 30, 2016, Armstrong had 5.6 million tons committed and priced for 2016, which includes amounts deferred from 2015.
For 2016, capital spending is currently expected to be in the range of $4 million to $6 million, which will be primarily related to maintenance capital expenditures. With respect to any significant development projects, we plan to defer them to time periods beyond 2016 and will continue to evaluate the timing associated with those projects based on changes in overall coal supply and demand.
Conference Call
A conference call regarding Armstrong’s second quarter 2016 financial results will be held today at 11:00 a.m. Eastern time. To participate in the conference call, dial (866) 364-3821 and ask for the Armstrong Energy, Inc. conference call. A replay of the call will also be available in the “Investors” section of Armstrong’s website at http://www.armstrongenergyinc.com.
About Armstrong Energy, Inc.
Armstrong is a producer of low chlorine, high sulfur thermal coal from the Illinois Basin, with both surface and underground mines. Armstrong controls over 550 million tons of proven and probable coal reserves in Western Kentucky and currently operates six mines. Armstrong also owns and operates three coal processing plants and river dock coal handling and rail loadout facilities, which support its mining operations.

Financial Summary
Armstrong Energy, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$60,309	$93,139	$120,753	$189,474
Costs and expenses:
Cost of coal sales, exclusive of items shown separately below	50,639	70,153	103,314	148,983
Production royalty to related party	1,711	2,053	3,340	4,054
Depreciation, depletion, and amortization	7,544	10,782	15,158	28,126
Asset retirement obligation expenses	340	440	669	867
Asset impairment and restructuring charges	3,381	—	3,381	—
General and administrative expenses	2,922	4,283	6,440	8,922
Operating (loss) income	(6,228)	5,428	(11,549)	(1,478)
Other income (expense):
Interest expense, net	(8,549)	(8,870)	(16,657)	(17,247)
Other, net	(225)	4,595	(120)	4,624
(Loss) income before income taxes	(15,002)	1,153	(28,326)	(14,101)
Income taxes	—	(259)	(117)	(259)
Net (loss) income	(15,002)	894	(28,443)	(14,360)
Income attributable to non-controlling interest	—	—	—	—
Net (loss) income attributable to common stockholders	$(15,002)	$894	$(28,443)	$(14,360)

Armstrong Energy, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$52,892	$67,617
Accounts receivable	14,520	14,270
Inventories	10,490	14,562
Prepaid and other assets	3,235	1,952
Total current assets	81,137	98,401
Property, plant, equipment, and mine development, net	248,727	261,398
Investments	3,588	3,525
Other non-current assets	14,327	17,387
Total assets	$347,779	$380,711
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$15,680	$22,555
Accrued and other liabilities	10,956	13,045
Current portion of capital lease obligations	1,129	1,943
Current maturities of long-term debt	8,989	8,402
Total current liabilities	36,754	45,945
Long-term debt, less current maturities	200,974	203,508
Long-term obligation to related party	145,205	128,809
Related party payables, net	6,473	16,413
Asset retirement obligations	14,527	13,990
Long-term portion of capital lease obligations	104	555
Other non-current liabilities	7,336	6,772
Total liabilities	411,373	415,992
Stockholders’ deficit:
Common stock, $0.01 par value, 70,000,000 shares authorized, 21,883,224 and 21,853,224 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	219	218
Preferred stock, $0.01 par value, 1,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	—	—
Additional paid-in-capital	238,669	238,695
Accumulated deficit	(300,777)	(272,334)
Accumulated other comprehensive loss	(1,728)	(1,883)
Armstrong Energy, Inc.’s deficit	(63,617)	(35,304)
Non-controlling interest	23	23
Total stockholders’ deficit	(63,594)	(35,281)
Total liabilities and stockholders’ deficit	$347,779	$380,711

Armstrong Energy, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2016	2015
Cash Flows from Operating Activities:
Net loss	$(28,443)	$(14,360)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Non-cash stock compensation (income) expense	(25)	141
Income from equity affiliate	(64)	(76)
Loss on disposal of property, plant and equipment	—	72
Amortization of original issue discount	465	412
Amortization of debt issuance costs	827	751
Depreciation, depletion and amortization	15,158	28,126
Asset retirement obligation expenses	669	867
Asset impairment	3,381	—
Non-cash activity with related party, net	6,456	8,849
Non-cash interest on long-term obligations	8	12
Change in operating assets and liabilities:
(Increase) decrease in accounts receivable	(250)	586
Decrease in inventories	4,072	88
(Increase) decrease in prepaid and other assets	(1,284)	77
(Increase) decrease in other non-current assets	(506)	46
Decrease in accounts payable and accrued and other liabilities	(8,946)	(4,728)
Increase in other non-current liabilities	563	812
Net cash (used in) provided by operating activities:	(7,919)	21,675
Cash Flows from Investing Activities:
Investment in property, plant, equipment, and mine development	(1,593)	(14,402)
Proceeds from disposal of fixed assets	—	475
Net cash used in investing activities	(1,593)	(13,927)
Cash Flows from Financing Activities:
Payments on capital lease obligations	(1,265)	(1,296)
Payments of long-term debt	(3,948)	(2,667)
Net cash used in financing activities	(5,213)	(3,963)
Net change in cash and cash equivalents	(14,725)	3,785
Cash and cash equivalents, at the beginning of the period	67,617	59,518
Cash and cash equivalents, at the end of the period	$52,892	$63,303

Adjusted EBITDA (Unaudited)
The following table reconciles Adjusted EBITDA to net loss, the most directly comparable U.S. GAAP measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Dollars in thousands)
Net (loss) income	$(15,002)	$894	$(28,443)	$(14,360)
Depreciation, depletion, and amortization	7,544	10,782	15,158	28,126
Asset retirement obligation expenses	340	440	669	867
Non-cash production royalty to related party	1,711	2,053	3,340	4,054
Interest expense, net	8,549	8,870	16,657	17,247
Income taxes	—	259	117	259
Asset impairment charges	3,381	—	3,381	—
Costs incurred evaluating strategic alternatives	451	—	451	—
Non-cash employee benefit expense	104	167	209	334
Non-cash stock compensation expense (income)	3	83	(25)	141
Adjusted EBITDA	$7,081	$23,548	$11,514	$36,668

________________________________________________________________________________________________________________________________
Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). It is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income (loss) or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.
We define “Adjusted EBITDA” as net income (loss) before deducting net interest expense, income taxes, depreciation, depletion and amortization, asset retirement obligation expenses, non-cash production royalty to related party, loss on settlement of interest rate swap, loss on deferment of equity offering, non-cash stock compensation expense (income), non-cash employee benefit expense, asset impairment and restructuring charges, costs incurred evaluating strategic alternatives, non-cash charges related to non-recourse notes, gain on deconsolidation, and (gain) loss on extinguishment of debt. We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate Adjusted EBITDA in the same manner. We present Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it is useful to an investor in evaluating our Company.
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Various statements contained in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this release speak only as of the date of this release; we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. When considering any forward-looking statements, you should keep in mind the cautionary statements in our SEC filings, including the more detailed discussion of these factors and other factors that could affect our results included in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2016.

CONTACT:
Jeffrey Winnick
jwinnick@armstrongcoal.com
314-721-8202